Exhibit (p)(8)
CODE OF ETHICS AND CONDUCT
(Revised September 2009)
INTRODUCTION
In an effort to ensure that Sterling Johnston Capital Management (“SJCM”) establish a record of integrity and high ethical standards, employees1 are required not only to comply with all applicable federal and state securities laws, including by the standards set forth in Rule 204A-1 under the Investment Advisers Act of 1940 (the “Advisers Act”) and Rule 17j-1 under the Investment Company Act of 1940 (the “IC Act”), but also with the following internal Code of Ethics and Conduct (“Code”).
SJCM and its employees owe a fiduciary duty to its clients that require it to place client interests ahead of our own at all times. In an effort to avoid potential conflicts of interest SJCM employees must follow the following principles:
1.	Employees must at all times place the interests of Advisory Clients first.

2.	All personal securities transactions must be executed consistent with the Code.

3.	Employees must not take inappropriate advantage of their position. This includes appropriate use of investment advice and gifts or perquisites from brokers.
It is the responsibility of all employees to become familiar with the Code. Furthermore, the Code cannot anticipate all potential circumstances; consequently employees are required not only to abide by the letter of the Code, but also the spirit of the Code.
Any questions with respect to this Code of Ethics should be directed to the Chief Compliance Officer (the “CCO”). As discussed in greater detail below, employees must promptly report any violations of the Code of Ethics to the CCO. All reported Code of Ethics violations will be treated as being made on an anonymous basis.
The Code applies to all employees.
PERSONAL ACCOUNTS
Employees of SJCM who wish to purchase or sell securities for their own accounts must follow certain procedures designed to avoid the potential conflicts of interest that can arise when buying or selling securities for personal accounts. These procedures include providing a personal trade ticket, pre-clearing transactions for certain market caps, respecting holding periods, and following a black-out period around Advisory Client trades.
Reportable Securities
SJCM requires Employees to provide periodic reports (See the Reporting section) regarding transactions and holdings in any Security, except that Employees are not required to report the following Exempted Securities:

[1]	This includes all employees who (i) in the course of their regular functions or duties, make (i.e., portfolio managers) or participate in making investment decisions or recommendations, including providing information and advice to portfolio managers (e.g., analysts); (ii) all employees who execute a portfolio manager’s decisions (i.e., traders); (iii) any director, officer, general partner; and (iv) all employees who, in the course of their normal functions or duties, make, participate in, or obtain information regarding clients’ purchases or sales of securities.

•	Direct obligations of the Government of the United States;

•	Bankers’ acceptances, bank certificates of deposit, commercial paper and high quality short-term debt instruments, including repurchase agreements;

•	Shares issued by money market funds;

•	Shares issued by open-end funds other than mutual funds for which SJCM serves as investment adviser (“Reportable Funds”); and

•	Shares issued by unit investment trusts (“UIT”) that are invested exclusively in one or more open-end funds, none of which are Reportable Funds.
Note regarding Exchange-Traded Funds (“ETFs”): Open-end ETFshares are excluded from the definition of Reportable Securities because they are shares issued by an open-end fund, while UIT ETF shares are Reportable Securities because UITs are not open-end funds.
PLEASE NOTE, EMPLOYEES ARE PROHIBITED FROM INVESTING IN ANY MUTUAL FUNDS MANAGED BY
SJCM. ALL OTHER MUTUAL FUND INVESTMENTS ARE ALLOWED AT ANY TIME PROVIDED THE
INVESTMENT IS HELD FOR A MIMINUM OF THREE DAYS.
Reporting
In order to maintain compliance with Rule 204A-1 under the Advisers Act, SJCM must collect three (3) reports from Employees that include transaction and holding information regarding the personal trading activities of the Employees. The reports, as described in further detail below, are: 1. Quarterly Transaction Reports; 2. Initial Holdings Reports; and 3. Annual Holdings Reports.
Quarterly Transaction Reports
Employees shall be required to report all Securities transactions that they have made in Securities Accounts during the quarter, as well as any new Securities Accounts that they have opened during the quarter. In order to fulfill this reporting requirement, employees may instruct their broker-dealers to send to the CCO, duplicate trade confirmations and/or brokerage account statements, not later than thirty (30) days after the end of each calendar quarter. If an employee’s trades are not effected through a broker-dealer (e.g., purchase of a private investment fund), the employee must report such transactions separately on the Quarterly Reporting Form (Securities).
Employees may also solely utilize the Quarterly Reporting Form (Securities) and Quarterly Reporting Form (New Accounts) to fulfill their quarterly transaction and new account reporting requirement in the event that they elect, or are unable to, provide duplicate trade confirmations and/or brokerage account statements to the CCO.
The CCO must note the date the receipt of brokerage statements to ensure that they are received within 30 days after the end of the calendar quarter.
EMPLOYEES ARE REMINDED THAT THEY MUST ALSO REPORT TRANSACTIONS AND ACCOUNTS OF
MEMBERS OF THE EMPLOYEE’S IMMEDIATE FAMILY INCLUDING SPOUSE, CHILDREN AND OTHER
MEMBERS OF THE HOUSEHOLD IN ACCOUNTS OVER WHICH THE EMPLOYEE HAS DIRECT OR INDIRECT
INFLUENCE OR CONTROL.

Initial and Annual Holdings Reports
New Employees are required to report all of their Securities and Securities Accounts not later than 10 days after an individual becomes an Employee. The Initial Holdings Report must contain information that is current as of a date not more than 45 days prior to the date the person becomes an Employee.
Employees are required to provide the CCO with a complete list of Securities and Securities Accounts (Annual Holdings Report) on an annual basis, on or before February 14th of each year. The report shall be current as of December 31st.
Employees may elect to forgo the use of the Initial Reporting Forms and Annual Reporting Forms and instead submit their brokerage/custodial statements to the CCO in order to fulfill the initial and annual holding requirements. However, Employees must be certain that their brokerage/custodial statements include at a minimum:
(a)	the title and type of Security;

(b)	as applicable, depending on the type of Security, the exchange ticker symbol or CUSIP number, number of shares, and principal amount of each Security;

(c)	the name of any broker, dealer or bank with which the Employee maintains an account in which any Security is held for the Employee’s direct or indirect benefit; and

(d)	the date in which the Employee submits the report.
EMPLOYEES MUST REPORT THEIR BENEFICIAL INTEREST IN ANY SECURITIES ACCOUNTS,
REGARDLESS OF THE TYPES OF SECURITIES THAT ARE HELD IN THE SECURITIES
ACCOUNT. THE CCO MUST BE MADE AWARE OF ALL SECURITIES ACCOUNTS OWNED BY
EMPLOYEES.
Exceptions from Reporting Requirements
There are limited exceptions from certain of the three (3) reporting requirements noted above. Specifically, an Employee is not required to submit:
1)	The Quarterly Reporting Form (Securities) for any transactions effected pursuant to an automatic investment plan.

2)	Any of the three (3) reports (i.e., Quarterly Reporting Form, Initial Reporting Forms and Annual Reporting Forms) with respect to Securities held in Securities Accounts over which the Employee had no direct or indirect influence or control. Note however, that the CCO may request that an Employee provide documentation to substantiate that the Employee had no direct or indirect influence or control over the Securities Account (e.g., investment advisory agreement, etc.).
The CCO will determine on a case-by-case basis whether an account qualifies for either of the aforementioned exceptions.

PERSONAL TRADE TICKET AND PRE-CLEARANCE
A Personal Trade Ticket/Pre-Clearance Form (See Attachment A) with the proper authorizing signatures must be provided to the Head of Trading (or the senior person on the trading desk) and Chief Compliance Officer for every personal transaction executed in an individual stock or individual stock option.
For transactions in stocks with a market capitalization less than $10 billion, pre-clearance must be obtained from the Head of Trading, and Portfolio Manager; if the Head of Trading is unavailable the pre-clearance can be obtained from the Chief Compliance Officer. If both the Head of Trading and Chief Compliance Officer are unavailable, then another PM may approve. Pre-clearance is valid only for the day on which the form is provided.
For stocks with market capitalization greater than $10 billion and for ETFs (Exchange Traded Funds), a Personal Trade Ticket/Pre-Clearance Form must still be submitted to the Head of Trading and Chief Compliance Officer on the same day as the transaction but pre-clearance is not required.
Failure to provide a Personal Trade Ticket/Pre-Clearance Form or obtain necessary pre-clearance is a breach of the Code and may subject the employee to disciplinary action, up to and including termination of employment. Failure to provide a Personal Trade Ticket/Pre-Clearance Form or obtain necessary pre-clearance may also result in the trade being canceled with the employee bearing any loss that may occur. Any profits that result from an unauthorized trade may be required to be disgorged and will be donated to a charity designated by SJCM.
Please keep a copy of every Pre-Clearance Form submitted and include with end of quarter transaction report.
     Pre-clearance MUST be granted prior to placing a trade, and is only good for the day of the approval.
1.	Obtain all necessary information and signatures.

2.	Make an additional two copies.

3.	Provide one copy to Head of Trading and another to the Chief Compliance Officer.

4.	Third copy will be handed in for quarterly reporting.
HOLDING PERIOD
As a general principle, personal securities transactions must be for investment purposes and not for the purposes of short term trading profits. As a result, there is a holding period of 120 days for securities under $3 billion in market cap, and a holding period of 30 days for securities between $3 billion and $10 billion in market cap. Holding periods do not apply for securities with a market cap greater than $10 billion, and when selling at a 10% or greater loss (a trade ticket is still required). Exceptions may be approved on a case-by-case basis by the Head of Trading or Chief Compliance Officer.
BLACKOUT PERIOD
Employees will not be permitted to buy or sell securities for their personal accounts during the time SJCM has engaged in a transaction in the same or equivalent security for an Advisory Client until all transactions have been completed and for the following 5 days as per the SJCM Trading Allocation Policy. In the event an employee obtained pre-clearance for a transaction and a subsequent Advisory Client account transaction in the same security occurs within 5 days of the employee’s transaction, SJCM’s Chief Compliance Officer will review the applicability of the disgorgement policy on a case by case basis.

REQUIREMENTS UNDER THE IC ACT
1.	Trading and Review

SJCM’s Code of Ethics is designed to not only ensure its technical compliance with Rule 204A-1 under the Advisers Act and Rule 17j-1 under the IC Act, but also to mitigate any potential material conflicts of interest associated with Employees’ personal trading activities. Accordingly, SJCM will closely monitor Employees’ investment patterns to detect the following abuses:
•	Frequent and/or short-term (60 days) trades;

•	Trading in securities during the seven (7) calendar days before and after the day the same security has been traded within SJCM’s mutual fund client portfolios.
2.	Disclosure

If the CCO determines that a material violation of this Code of Ethics has occurred, he or she shall promptly report the violation, and any enforcement action taken, to Senior Management. If Senior Management determines that the material violation may involve a fraudulent, deceptive or manipulative act, SJCM will report its findings to SJCM’s mutual fund client’s Board of Directors or Trustees (“Mutual Fund Board”) pursuant to Rule 17j-1 of the IC Act.

3.	Recordkeeping

SJCM shall maintain records in the manner and to the extent set forth below, which records shall be available for appropriate examination by representatives of regulatory authorities or SJCM’s Senior Management.

A copy of each finding presented to the Mutual Fund Board shall be preserved by SJCM for at least five years after the end of the fiscal year in which the record is made, the first two years in an easily accessible place.

4.	Responsibility

In the event a material change is made to the Code of Ethics, the CCO shall inform the Mutual Fund’s CCO of such material change and ensure that such material change is approved by the Mutual Fund’s Board no later than six months after adoption of the material change.
SHORT-SELLING
Employees may not engage in short sales of stocks of companies with market capitalizations less than $10 billion.
OPTIONS
Employees may not trade options on stocks of companies with market capitalizations less than $10 billion.
INITIAL PUBLIC OFFERINGS
No employees may engage in a personal securities transaction in any security in an IPO. Exceptions are permissible only with the written consent of the Chief Compliance Officer.
PRIVATE PLACEMENTS
Employees may not engage in a personal securities transaction in any security transaction in any security in a private placement without prior written approval of the Chief Compliance Officer (see Attachment B).

INSIDE INFORMATION
No employees may use material, non-public information about any issuer of securities, whether or not such securities are held in the portfolios of Advisory Clients or suitable for inclusion in such portfolios, for personal gain or on behalf of an Advisory Client.
PARTICIPATION IN OUTSIDE ACTIVITIES
All employees of SJCM must pre-clear with the Chief Compliance Officer of any business relationship with an outside entity that could potentially create a conflict of interest with activities at SJCM. See Attachment C for the Request for Approval of Outside Activity Form.
CERTIFICATION OF COMPLIANCE
Upon employment and annually thereafter, each employee will be required to certify that he or she has read, understands and has complied with (or, in the case of new employees, will comply with) the Code.
GIFT POLICY
Employees’ Receipt of Entertainment — Employees may attend business meals, sporting events and other entertainment events at the expense of a giver, provided that the entertainment is not lavish or extravagant in nature. Entertainment is defined to include those activities which include the participation of the giver. If the estimated cost or value of the Employee’s portion of the entertainment is greater than $100, the Employee must report his/her attendance to the Compliance Officer on the attached Gifts and Entertainment Report (See Attachment D).
Employees’ Receipt of Gifts — Employees are prohibited from accepting any physical gift with a value greater than $100 and from accepting any gift of lodging or air transportation. Employees must report any gifts over $100 (either one single gift, or in aggregate on an annual basis) to the Compliance Officer by completing the attached Gifts and Entertainment Report. Gifts such as holiday baskets or lunches delivered to SJCM’s offices, which are received on behalf of the Company, do not require reporting. Employees will submit a Gifts and Entertainment Report for all gifts that they receive to the Compliance Officer for record.
SJCM’s Gift and Entertainment Giving Policy — SJCM and its Employees are prohibited from giving gifts or entertainment that may appear lavish or excessive, and must obtain approval to give gifts or entertainment in excess of $100 to any Client, Investor, prospect, or individual or entity that SJCM does, or is seeking to do, business with. Employees should seek approval using the attached Gifts and Entertainment Report.
Gifts and Entertainment Given to Union Officials — Any gift or entertainment provided by SJCM to a labor union or a union official in excess of $250 per fiscal year must be reported on Department Labor Form LM-10 within 90 days following the end of SJCM’s fiscal year. Consequently, all gifts and entertainment provided to labor unions or union officials must be reported to the Compliance Officer on the attached Gifts and Entertainment Report.
Gifts and Entertainment Given to ERISA Plan Fiduciaries — SJCM is prohibited from giving gifts or entertainment with an aggregate value exceeding $250 per year to any ERISA plan fiduciary. Consequently, all gifts and entertainment provided to ERISA plan fiduciaries must be reported to the Compliance Officer on the attached Gifts and Entertainment Report.
Political Contributions — Political contributions by SJCM or Employees to politically connected individuals or entities with the intention of influencing such individuals or entities for business purposes are strictly prohibited.
If you, or an immediate family member living in the same household, are thinking of making a political contribution that might appear improper, you should seek pre-approval from the Compliance Officer using the attached Political

Contribution Preclearance (See Attachment E) form. To the extent practicable, the Compliance Officer will seek to protect the confidentiality of all information regarding the proposed contribution.
RECORDKEEPING
SJCM shall maintain records in the manner and to the extent set forth below, which records shall be available for appropriate examination by representatives of regulatory authorities or SJCM’s Senior Management.
•	A copy of this Code of Ethics and any other code which is, or at any time within the past five years has been, in effect shall be preserved in an easily accessible place;

•	A record of any violation of this Code of Ethics and of any action taken as a result of such violation shall be preserved in an easily accessible place for a period of not less than five years following the end of the fiscal year in which the violation occurs;

•	A record of all written acknowledgements (annual certifications) as required by the Manual for each person who is currently, or with the past five years was, an Employee of SJCM;

•	A copy of each report made pursuant to this Code of Ethics by an Employee, including any information provided in lieu of reports, shall be preserved by the Company for at least five years after the end of the fiscal year in which the report is made or the information is provided, the first two years in an easily accessible place;

•	A list of all persons who are, or within the past five years have been, required to make reports pursuant to this Code of Ethics, or who are or were responsible for reviewing these reports, shall be maintained in an easily accessible place;

•	The Company shall preserve a record of any decision, and the reasons supporting the decision, to approve the acquisition of any Private Offering or IPO by Employees for at least five years after the end of the fiscal year in which the approval is granted, the first two years in an easily accessible place.

Sterling Johnston Capital Management, LP
Code of Ethics and Conduct
I have received and agree to comply with the Sterling Johnston Code of Ethics and Conduct that was last revised July 2008.

Signature:

Name:

Date:

Attachment A
Personal Trading Pre-Clearance Form
     The Personal Trading Pre-Clearance Form documents that the proposed transaction is not a conflicting transaction. Pre-clearance must be granted prior to placing a trade, and is only good for the day of the approval.
1.	Buy____________Sell____________Short___Cover Short____________Other____________

2.	Security___________________________________________________Symbol____________

3.	Stock__________Option__________Debt________IPO_______Private Placement__________

Other______________________________________________________________________

4.	Number of Shares/Contracts/Principal, etc.__________________________________________

5.	Brokerage Account Name or Number_______________________________________________

Account Custodian____________________________________________________________

6.	By signing below, I certify and acknowledge the following:
•	I have no material and/or non-public information or other knowledge pertaining to this proposed transaction that constitutes a violation of SJCM policy or securities laws;

•	I am executing transaction described above with the intention of establishing a position in the security for not less than thirty (30) days;

•	If the proposed transaction is in a private placement or IPO, I am not investing in the private placement or IPO to profit improperly from my position as a SJCM Employee;

•	The proposed investment did not arise by virtue of my activities on behalf of a SJCM client; and

•	To the best of my knowledge, no SJCM clients have any foreseeable interest in purchasing this security.

Employee (Print Name)	Date

Signed	Date
By signing below, the individual verifies that the proposed transaction described above does not violate SJCM’s Personal Security Transaction Policy. Note: One signature is required for pre-clearance.

Chief Compliance Officer	Date

CEO/Trader/Portfolio Manager	Date

Personal Trade Disclosure Form
1.	Buy____________Sell_________________Short________Cover Short____________

2.	Security______________________________________________________________

3.	Common Stock ____________Option __________Debt ________Other ____________

4.	Symbol ___________________

5.	Number of Shares/Contracts/Principal________________________________________

6.	Broker/Custodian_______________________________________________________

7.	Employee has no inside information or other knowledge pertaining to this proposed transaction that constitutes a violation of Company policy, confidentiality agreements or securities laws.

8.	Employee is not an officer, director or principal shareholder of the company and is not required to file any of the reports required by Section 16 of the Securities Exchange Act of 1934.

Employee (Print Name)	Date

Signed	Date

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Attachment B
Private Placement & IPO Request and Reporting Form

Name of Issuer:

Type of Security:

Public Offering Date:

(for proposed IPO investments only)
By signing below, I certify and acknowledge the following:

1.	I am not investing in this Private Placement or IPO to profit improperly from my position as an SJCM Employee;
2.	The investment opportunity did not arise by virtue of my activities on behalf of an SJCM client;
3.	To the best of my knowledge, no SJCM Clients have any foreseeable interest in purchasing this Security;
4.	If I am seeking to invest in an unregistered investment fund, the investment strategy pursued by the fund is dissimilar from the investment strategy(ies) generally pursued by SJCM. Describe below if otherwise:

5.	If I am seeking to invest in an unregistered investment fund, I have the following relationship with the individuals/management company that manages the fund:

Furthermore, by signing below, I certify that I have read the SJCM Code of Ethics and believe that the proposed trade fully complies with the requirements of this policy. I understand SJCM reserves the right to direct me to rescind a trade even if approval is granted. I also understand that a violation of the Code of Ethics will be grounds for disciplinary action or dismissal and may also be a violation of federal and/or state securities laws. I have provided all offering materials related to this proposed investment to the CCO at his/her request.

Date: ___________	Signature: __________________________________

Print Name:

Internal Use Only
_____________ Approved                          _____________ Not Approved                                  Person Approving
_______________________________________

Reasons Supporting Decision to Approve/Not Approve:

Attachment C
Request for Approval of Outside Activity Form
The undersigned hereby requests approval for participation in the following outside activity:

Name and address of company or organization:

Nature of organization’s primary business or purpose:

Is this a public company? (YES/NO) If YES, stock symbol:

Complete description of anticipated role with organization:

Describe any compensation you will receive:

If this request for approval is granted:

•	I agree to notify the Chief Compliance Officer of any change in the above information.

•	I agree, for private or not-for-profit organizations, to seek approval to retain my position, as described above, if the organization decides to offer securities to the public, or ceases to maintain its not-for-profit status.

•	I am aware of no other Employees who are officers or directors of the organization noted above.

•	I agree to adhere to the Inside Trading policies of both SJCM and the organization, and not to communicate any Material Non-Public Information in my possession regarding the organization to other Employees.

•	I will avoid participation in discussions regarding service, investment management, or other arrangements with SJCM or its affiliates, and will recuse myself from voting on any such matters.

Employee:

Signature of Employee:

Date:

Approved By:

Date:
Chief Compliance Officer

Attachment D
Gift and Entertainment Report
I gave / received a gift / entertainment. (circle as applicable)
Describe the gift or entertainment:
Approximate cost or value (whichever is higher):
Third-party giver or recipient:
Describe the relationship between the third party and yourself and/or SJCM.
If known, describe the reason that the gift or entertainment was given or received:
List any other gifts or entertainment given by, or received from, the third party within the past 12 months, along with their approximate cost or value.
Is the recipient a union official or otherwise associated with a Taft-Hartley Fund? Yes / No

Signature	Date

Print Name

Reviewed by:

Signature	Date

Print Name

Attachment E
Political Contribution Preclearance Form
All contributions must comply with applicable federal, state and local laws, rules and regulations.

Employee/’s Name:

Name of Candidate, Political Party or PAC:

Legal name of person or entity making the contribution (if other than Employee):

If the candidate is seeking election to Federal Office, list the office:

If the candidate is seeking election to State Office, list the office:

If the candidate currently holds a State Office position, list the position:

Proposed contribution amount (dollar value):

Date:	Signature:

Compliance Officer Use Only

Approved	Not Approved

Person Approving:

Date:

Notes: